OMNIBUS AMENDMENT AND WAIVER NO. 2

This Omnibus Amendment and Waiver No. 2 (this “Amendment”), dated as of March 1, 2007, by and between Conversion Services International, Inc., a Delaware corporation (the “Company”), CSI Sub Corp. (DE), a Delaware corporation (“CSI Sub”), DeLeeuw Associates, Inc., a Delaware corporation (“DeLeeuw” and, together with the Company and CSI Sub, the “Credit Parties” and, each a “Credit Party”) and Laurus Master Fund, Ltd., a Cayman Islands company (“Laurus”), amends (i) that certain Overadvance Side Letter, dated as of February 1, 2006, by and among the Credit Parties and Laurus (as amended, modified or supplemented from time to time, the “Overadvance Side Letter”) issued in connection with that certain Security Agreement, dated as of February 1, 2006 by and among the Credit Parties and Laurus (as amended, modified or supplemented from time to time, the “Security Agreement”); (ii) the Common Stock Purchase Warrant, issued by the Company to Laurus as of August 16, 2004 (as amended, modified or supplemented from time to time, the “2004 Warrant”) and (iii) the Option, issued by the Company to Laurus as of February 1, 2006 (as amended, modified or supplemented from time to time, the “2006 Option” and, together with the Overadvance Side Letter, the Security Agreement, the 2004 Warrant and the other Ancillary Agreements (as defined in the Securities Agreement), the “Loan Documents”). Capitalized terms used but not defined herein shall have the meanings given them in the Security Agreement.

WHEREAS, the Credit Parties and Laurus have agreed to make certain changes to the Overadvance Side Letter and the Warrants as set forth herein; and

WHEREAS, the Credit Parties and Laurus have agreed that the Credit Parties shall repay to Laurus $2,084,237 of the Overadvance (as defined in the Overadvance Side Letter) outstanding as of the date hereof; and

WHEREAS, the Company wishes to issue to Laurus a warrant in the form of Exhibit A hereto (as amended, modified and/or supplemented from time to time, the “2007 Warrant”) in repayment of the remaining $500,000 of the Overadvance outstanding as of the date hereof (after giving effect to the Cash Repayment (as defined below)), which warrant is exercisable for up to 1,785,714 shares of the Company’s Common Stock (subject to adjustment as set forth therein) upon the cashless exercise by the holder thereof for an imputed exercise price of $0.01 per share in connection with this Amendment; and

WHEREAS, as of December 29, 2006, (i) McKnight Associates, Inc. (“McKnight”) has been merged with and into CSI Sub with CSI Sub as the surviving corporation (the “McKnight Merger”) and Integrated Strategies, Inc. (“Integrated”) has been merged with and into DeLeeuw with DeLeeuw as the surviving corporation (the “Integrated Merger” and together with the McKnight Merger, the “Mergers”); and

WHEREAS, as of December 29, 2006, CSI Sub Corp. II was dissolved (the “Dissolution” and together with the Mergers, the “Reorganization”).

NOW, THEREFORE, in consideration of the above, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

REPAYMENT OF OVERADVANCE; ISSUANCE OF WARRANT.

1.    Pursuant to the terms and conditions set forth in this Amendment, on the date hereof, the Company shall repay in full the Overadvance outstanding as of the date hereof (i.e. $2,584,237) by (i) remitting to Laurus $2,084,237 via wire transfer in immediately available funds to an account designated in writing by Laurus (the “Cash Repayment”), and (ii) issuance by the Company to Laurus of the 2007 Warrant in the form attached hereto as Exhibit A exercisable for up to 1,785,714 shares of Common Stock of the Company (subject to adjustment as set forth therein), upon the cashless exercise by the holder thereof for an imputed exercise price of $0.01 per share (the “Warrant Payment”). Upon consummation of the Cash Repayment and the Warrant Payment, the Overadvance Side Letter shall be terminated and shall be of no further force and/or effect.

CONSENT; ASSUMPTION AND ADOPTION AGREEMENT.

2.    As of the Consent Effective Date, Laurus hereby consents (the “Consent”) to the Reorganization; provided that on the Consent Effective Date each Credit Party shall have executed and delivered to Laurus their respective counterpart signatures to the Assumption and Adoption Agreement in the form attached hereto as Exhibit B.

AMENDMENTS

3.    Amendment to 2004 Warrant. Effective upon the Waiver Effective Date (as defined in Section 6 below), Section 10 of the 2004 Warrant is hereby deleted in its entirety and the following new Section 10 inserted in lieu thereof:

“10.    Maximum Exercise. Notwithstanding anything herein to the contrary, in no event shall the Holder be entitled to exercise any portion of this Warrant in excess of that portion of this Warrant upon exercise of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its Affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unexercised portion of the Warrant or the unexercised or unconverted portion of any other security of the Holder subject to a limitation on conversion analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon the exercise of the portion of this Warrant with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its Affiliates of any amount greater than 9.99% of the then outstanding shares of Common Stock (whether or not, at the time of such exercise, the Holder and its Affiliates beneficially own more than 9.99% of the then outstanding shares of Common Stock). As used herein, the term “Affiliate” means any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Securities Act.   For purposes of the second preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such sentence.  For any reason at any time, upon written or oral request of the Holder, the Company shall within one (1) business day confirm orally and in writing to the Holder the number of shares of Common Stock outstanding as of any given date. The limitations set forth herein (x) may be waived by the Holder upon provision of no less than sixty-one (61) days prior written notice to the Company and (y) shall automatically become null and void following notice to the Company upon the occurrence and during the continuance of an Event of Default (as defined in the Security Agreement), except that at no time shall the Company be obligated to issue any shares of Common Stock pursuant to the terms of this Warrant, the Security Agreement or any other Ancillary Agreement (as defined in the Security Agreement) if the issuance of such shares of Common Stock would exceed the aggregate number of shares of Common Stock which the Company may issue pursuant to the terms of this Warrant, the Security Agreement or any other Ancillary Agreement without violating the rules or regulations of the Principal Market (the “Exchange Cap”), except that such limitation shall not apply in the event that the Company obtains the approval of its stockholders as required by the applicable rules or regulations of the Principal Market for issuances of Common Stock in excess of such amount.

4.    Amendment to 2006 Option. Effective upon the Waiver Effective Date (as defined in Section 5 below), Section 1.1 of the 2006 Option is hereby deleted in its entirety and the following new Section 1.1 inserted in lieu thereof:

“1.1    Number of Shares Issuable upon Exercise. From and after the date hereof, the Holder shall be entitled to receive, upon exercise of this Option in whole or in part, by delivery of an original or fax copy of an exercise notice in the form attached hereto as Exhibit A (the “Exercise Notice”), shares of Common Stock of the Company, subject to adjustment pursuant to Section 4. Notwithstanding anything herein to the contrary, in no event shall the Holder be entitled to exercise any portion of this Warrant in excess of that portion of this Warrant upon exercise of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its Affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unexercised portion of the Warrant or the unexercised or unconverted portion of any other security of the Holder subject to a limitation on conversion analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon the exercise of the portion of this Warrant with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its Affiliates of any amount greater than 9.99% of the then outstanding shares of Common Stock (whether or not, at the time of such exercise, the Holder and its Affiliates beneficially own more than 9.99% of the then outstanding shares of Common Stock). As used herein, the term “Affiliate” means any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Securities Act.   For purposes of the second preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such sentence.  For any reason at any time, upon written or oral request of the Holder, the Company shall within one (1) business day confirm orally and in writing to the Holder the number of shares of Common Stock outstanding as of any given date. The limitations set forth herein (x) may be waived by the Holder upon provision of no less than sixty-one (61) days prior written notice to the Company and (y) shall automatically become null and void following notice to the Company upon the occurrence and during the continuance of an Event of Default (as defined in the Security Agreement), except that at no time shall the Company be obligated to issue any shares of Common Stock pursuant to the terms of this Warrant, the Security Agreement or any other Ancillary Agreement (as defined in the Security Agreement) if the issuance of such shares of Common Stock would exceed the aggregate number of shares of Common Stock which the Company may issue pursuant to the terms of this Warrant, the Security Agreement or any other Ancillary Agreement without violating the rules or regulations of the Principal Market (the “Exchange Cap”), except that such limitation shall not apply in the event that the Company obtains the approval of its stockholders as required by the applicable rules or regulations of the Principal Market for issuances of Common Stock in excess of such amount.

5.    The Company and Laurus agree that, upon execution of this Amendment by the Company and Laurus, the Company will be deemed to have received notice from Laurus of Laurus’ waiver of the 4.99% conversion limitation set forth in Section 10 of each of the Warrants and Option, which waiver shall become effective on the 75th day following the date hereof (the “Waiver Effective Date”).

MISCELLANEOUS

6.    Effective Date. This Amendment, other than in respect of the Consent, shall be effective (the “Effective Date”) on the first date upon which (i) each Credit Party and Laurus shall have executed and the Credit Parties shall have delivered to Laurus their respective counterpart signatures to this Amendment. The Consent shall be effective (the “Consent Effective Date”) on the first date upon which (i) the Credit Parties shall have repaid, jointly and severally, to Laurus $2,084,237- via wire transfer in immediately available funds to an account designated in writing by Laurus to effect the Cash Payment, (ii) the Company shall have executed before a witness, witnessed and delivered to Laurus the 2007 Warrant to effect the Warrant Payment, and (iii) the Credit Parties shall each have executed and delivered to Laurus their respective counterpart signatures to the Assumption, Adoption and Consent Agreement.

7.    Representations, Warranties and Covenants. Each Credit Party hereby represents and warrants to Laurus that after giving effect to this Amendment: (i) on the date hereof, all representations, warranties and covenants made by such Credit Party in connection with the Loan Documents (including, without limitation, in respect of the 2007 Warrant) are true, correct and complete; and (ii) on the date hereof, all of each Credit Party’s covenant requirements set forth in the Loan Documents have been met.

8.    No Waiver of Other Defaults. Upon the occurrence and during the continuance of any further Events of Default that may occur after date of this Agreement, Laurus may, at its election, exercise any rights and remedies authorized by the Loan Documents and/or applicable law. Laurus’ rights and remedies under the Loan Documents shall be cumulative. Laurus shall have all other rights and remedies not inconsistent herewith or therewith as provided by law or in equity. No exercise by Laurus of one right or remedy shall be deemed an election, and no waiver by Laurus of any Event of Default on the part of the Company shall be deemed a continuing waiver. No delay by Laurus shall constitute a waiver, election, or acquiescence by it.

9.    Further Assurances. The Company will take such other actions as Laurus may reasonably request from time to time to accomplish the objectives of this Agreement.

10.    Registration Rights. If at any time after the date hereof there is not an effective registration statement covering the shares of Common Stock of the Company issuable upon exercise of the 2004 Warrant, the 2006 Warrant or the 2007 Warrant (collectively, the “Shares”) and the Company shall determine to prepare and file with the Securities and Exchange Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of 1933, as amended (the “Securities Act”), of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with a stock option or other employee benefit plans, then the Company shall include in such registration statement all of such Shares, subject to customary underwriter cutbacks applicable to all holders of registration rights. The Company’s registration obligations pursuant to this paragraph shall continue until the earlier of: (a) the date when all of the Shares have been sold publicly by Laurus pursuant to an effective registration statement; or (b) the date when all of the Shares may be sold without restriction pursuant to Rule 144(k) under the Securities Act.

11.    No Other Changes. Except as specifically set forth in this Amendment, there are no other amendments, modifications or waivers to the Term Notes or, Purchase Agreements, and all of the other forms, terms and provisions of the Term Notes and the Purchase Agreements remain in full force and effect.

12.    Limited References. From and after the Amendment Effective Date, all references to the Term Note, the Purchase Agreement, the 2004 Warrant and the 2006 Option shall be deemed to be references to the Term Note, the Purchase Agreement, the 2004 Warrant and the 2006 Option as modified hereby.

13.    Governing Law; Assignments; Counterparts. This Amendment shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and their respective successors and permitted assigns. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

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IN WITNESS WHEREOF, each Credit Party and Laurus has caused this Amendment to be signed in its name effective as of this 1st day of March, 2007.

CONVERSION SERVICES INTERNATIONAL, INC.

By:	/s/ Scott Newman
Name: Scott Newman Title: President and CEO

CSI SUB CORP. (DE)

By:	/s/ Scott Newman
Name: Scott Newman Title: President and CEO

DELEEUW ASSOCIATES, INC.

By:	/s/ Scott Newman
Name: Scott Newman Title: President and CEO

LAURUS MASTER FUND, LTD.

By:	/s/ David Grin
Name: David Grin Title: Director

EXHIBIT A

2007 WARRANT

EXHIBIT B

ASSUMPTION, ADOPTION AND CONSENT AGREEMENT